Exhibit 10.51

EIGHTH AMENDMENT, WAIVER AND COLLATERAL RELEASE

This Eighth Amendment, Waiver and Collateral Release (this “Amendment”) is entered into as of April 8, 2004, by and among SMART & FINAL INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, the financial institutions and other entities party hereto (the “Lenders”), and BNP PARIBAS, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders, the Administrative Agent, Harris Trust & Savings Bank, as syndication agent, and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as documentation agent, are parties to that certain Credit Agreement dated as of November 30, 2001 (as amended to date, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement.

B. The Borrower has informed the Administrative Agent that it intends to sell (the “Asset Sale”) six of its California real properties and related improvements thereon, each identified on Annex A hereto (collectively, the “Sale Assets”), to the Owner Trustee under the Synthetic Lease for the price indicated next to such property on Annex A hereto and a total purchase price of $14,300,000 in the aggregate. The Borrower has also informed the Agent that the Borrower will separately fund the expenses relating to the Asset Sale and that the full amount of the $14,300,000 aggregate price to be paid by the Owner Trustee for the purchase of the Sale Assets shall be treated as the “Net Cash Proceeds” (as defined in the Credit Agreement) for all purposes under the Credit Agreement and this Amendment. Upon consummation of the Asset Sale, the Sale Assets will constitute Synthetic Lease Properties. The Borrower intends to continue to occupy and operate the Sale Assets as the Lessee under the Synthetic Lease.

C. Section 6.02(d) of the Credit Agreement prohibits sales of assets by the Loan Parties except under certain circumstances. Under Section 6.02(d)(iii), the Loan Parties may sell assets if, among other things, the aggregate purchase price paid to all of the Loan Parties for such asset and all other assets sold by the Loan Parties during the same Fiscal Year pursuant to Section 6.02(d)(iii) does not exceed $7,500,000 in any Fiscal Year and $15,000,000 during the term of the Credit Agreement (the “Proceeds Limitation”). The Asset Sale does not meet the requirements of Section 6.02(d)(iii).

D. The definition in the Credit Agreement of “Eligible Real Property” limits the value of all Eligible Real Property to an amount not in excess of $55 million (the “Eligible Real Property Value Limitation”).

E. The Borrower has requested that the Lenders and the Administrative Agent (i) consent to the Asset Sale, (ii) agree to waive the Proceeds Limitation of Section 6.02(d)(iii) in connection with the Asset Sale, (iii) release the first-priority Lien granted to the Administrative Agent under the Collateral Documents with respect to the Sale Assets (the “Release”), and substitute such Lien with a second-priority Lien in favor of the Administrative Agent pursuant to a Second Mortgage, Subordinate Security Agreement, and/or other agreements or documents that the Administrative Agent may deem necessary or desirable to create a valid and subsisting Lien in its favor for the benefit of the Secured Parties, subordinate only to the Lien created by the Synthetic Lease Documents to the extent provided in the Intercreditor Agreements, and (iv) amend the definition of the Eligible Real Property to remove the Eligible Real Property Value Limitation.

F. The Administrative Agent and the Lenders have agreed to (i) consent to the Asset Sale, (ii) consent to the Release, (iii) waive the Proceeds Limitation of Section 6.02(d)(iii) in connection with the Asset Sale, and (iv) amend the definition of “Eligible Real Property” to remove the Eligible Real Property Value Limitation, in each case in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

Section 2. Consents. The Administrative Agent and the Lenders hereby consent to the Asset Sale and the Release.

Section 3. Waiver of Section 6.02(d)(iii) (Sales of Assets). Solely in connection with the Asset Sale and the Release, the Lenders hereby waive the Proceeds Limitation of Section 6.02(d)(iii), and hereby agree that in determining compliance with the Proceeds Limitation of Section 6.02(d)(iii), the proceeds from the Asset Sale shall not be taken into account; provided, that the Net Cash Proceeds from the Asset Sale shall be applied in accordance with Section 2.05(b)(iii), and the Revolving Facility shall be permanently reduced in accordance with Section 2.04(b).

Section 4. Release; Second Lien.

(a) Upon the later to occur of (i) consummation of the Asset Sale, and (ii) satisfaction of the conditions precedent set forth in Section 7 hereof (such date, the “Release Date”), the Lenders authorize the Administrative Agent to release its Lien on the Sale Assets granted pursuant to the Collateral Documents and to execute and deliver any documents and instruments deemed appropriate by the Administrative Agent to effect the same, including any release of the owned real property described in Annex A hereto at such time as Borrower may request. On the Release Date, the Administrative Agent shall, at the expense of the Borrower, (x) promptly return to the Borrower any and all instruments, certificates and other documents evidencing any such first-priority lien, charge or encumbrance on the Sale Assets granted pursuant to the Collateral Documents, and (y) execute, deliver and file or record, or cause to be filed or recorded, any and all such documents and instruments as may be required in order to release the Lien on the Sale Assets granted to the Administrative Agent pursuant to the Collateral Documents.

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(b) Upon the consummation of the Asset Sale, the Sale Assets shall constitute Synthetic Lease Properties, and shall become subject to a Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to one or more Second Mortgages, Subordinate Security Agreements, and/or other agreements and documents that the Administrative Agent may deem necessary or desirable to create a valid and subsisting Lien in its favor for the benefit of the Secured Parties, subordinate only to the Lien created by the Synthetic Lease Documents to the extent provided in the Intercreditor Agreements.

Section 5. Amendment to Section 1.01 (Certain Defined Terms). The definition of “Eligible Real Property” set forth in Section 1.01 is hereby amended by deleting it in its entirety and replacing it with the following:

“Eligible Real Property” means all real property owned by the Borrower and its Domestic Subsidiaries that is (i) a retail grocery and restaurant supply store or a food and restaurant supply distribution facility, in each case of the type and size customarily used and operated by the Borrower or any of its Domestic Subsidiaries in the ordinary course of its business as of the Closing Date, (ii) owner-occupied, (iii) covered by insurance as required by Section 6.01(d), and (iv) located in a region in which the Borrower and/or any of its Domestic Subsidiaries conducts business materially in the nature of the business conducted by such Person as of the Closing Date. The value of such real property shall be the appraised value of such real property as determined by Cushman & Wakefield or, if Cushman & Wakefield is unable or unwilling to perform the requested services, another independent appraiser acceptable to the Administrative Agent, using methodology acceptable to the Administrative Agent. Notwithstanding the foregoing, Eligible Real Property shall not include (A) any real property in respect of which a Mortgage creating a valid and perfected first priority Lien in favor of the Administrative Agent and the Lender Parties securing the Secured Obligations has not been recorded or (B) any fixtures or equipment or leasehold improvements.

Section 6. Amendments to Synthetic Lease Documents. Upon the execution of the Synthetic Lease Documents Amendments required under Section 7(a)(iv) of this Amendment, the Required Lenders shall, by notice from the Administrative Agent to the Borrower at any time within 90 days after receipt by the Lenders of the Synthetic Lease Documents Amendments, be entitled to amend the Credit Agreement to reflect any changes to the provisions of the Synthetic Lease Documents that the Required Lenders consider more favorable than the corresponding provisions in the Credit Agreement.

Section 7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

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(i) Amendment Documents. This Amendment and any other instrument, document or certificate required by the Administrative Agent to be executed or delivered by the Borrower or any other Person in connection with this Amendment (including any Second Mortgage, Subordinate Security Agreement, and/or other agreements or documents that the Administrative Agent may deem necessary or desirable to create a valid and subsisting Lien on the Sale Assets in its favor for the benefit of the Secured Parties, subordinate only to the Lien created by the Synthetic Lease Documents to the extent provided in the Intercreditor Agreements), duly executed by such Persons (the “Amendment Documents”);

(ii) Copies of Sale Documents. Upon request by the Administrative Agent, true and correct copies of the asset purchase agreements and any other agreements, documents or instruments executed in connection with the Asset Sale;

(iii) Consent of Required Lenders. The written consent of the Required Lenders to this Amendment;

(iv) Amendment and Waiver in connection with Synthetic Lease Documents. (A) Copies of the amendment and waiver documents with respect to the Synthetic Lease Documents (the “Synthetic Lease Documents Amendments”), pursuant to which (1) the asset sale covenant in the Synthetic Lease Documents will be amended or waived to permit the Asset Sale, and (2) any other conforming changes to the Synthetic Lease Documents reasonably requested by the Administrative Agent will be made, and (B) evidence that such amendment, waiver and release documents have been executed and are in full force and effect; and

(v) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) The Administrative Agent shall have received the Net Cash Proceeds of the Asset Sale on the date of receipt thereof by the Borrower or any of its Subsidiaries.

(c) The representations and warranties contained herein and in the Credit Agreement shall be true and correct as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent.

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(e) No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

Section 8. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower’s certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of such earlier date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement (after giving effect to this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 10. Certain Waivers. The Borrower and each Guarantor hereby agrees that neither the Administrative Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against the Administrative Agent and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of any discussions or actions taken or not taken by the Administrative Agent or the Lenders on or before the date hereof or the discussions conducted pursuant hereto, or any course of action taken by the Administrative Agent or any Lender in response thereto or arising therefrom. This Section 10 shall survive the execution and delivery of this Amendment and the other Loan Documents and the termination of the Credit Agreement.

Section 11. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 12. Costs and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees,

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costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Section 14. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 15. Limited Effect. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights any Lender may have under the Credit Agreement (other than as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments or grant any waivers under the same or similar circumstances in the future.

Section 16. Ratification By Guarantors. Each of the Guarantors hereby agrees to this Amendment, and each of the Guarantors acknowledges that such Guarantor’s Guaranty shall remain in full force and effect without modification thereto.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SMART& FINAL INC., as Borrower

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

AMERICAN FOODSERVICE DISTRIBUTORS

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

SMART & FINAL STORES CORPORATION

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

SMART & FINAL OREGON, INC.

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

PORT STOCKTON FOOD DISTRIBUTORS, INC.

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President-Finance

AMERIFOODS TRADING COMPANY

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

CASINO FROZEN FOODS, INC.

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

FOODSERVICESPECIALISTS.COM, INC.

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

OKUN PRODUCE INTERNATIONAL, INC.

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

HL HOLDING CORPORATION

By:	/s/ Richard N. Phegley
	Name: Title:	Richard N. Phegley Senior Vice President & Chief Financial Officer

BNP PARIBAS, as Administrative Agent and a Lender

By:	/s/ Sean T. Conlon
	Name: Title:	Sean T. Conlon Managing Director

/s/ C. Bettles
Name: Title:	C. Bettles Managing Director

HARRIS TRUST & SAVINGS BANK

By:	/s/ Scott Place
	Name: Title:	Scott Place Vice President

COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Bradford F. Scott
	Name: Title:	Bradford F. Scott Executive Director

By:	/s/ Rebecca O. Morrow
	Name: Title:	Rebecca O. Morrow Executive Director

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Eric Dulot
	Name: Title:	Eric Dulot Vice President

By:	/s/ Albert M. Calo
	Name: Title:	Albert M. Calo Vice President

COBANK, ACB

By:
Name: Title:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Peter Thompson
	Name: Title:	Peter Thompson Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Janet Jordan
	Name: Title:	Janet Jordan Vice President

NATEXIS BANQUE-BFCE

By:	/s/ Anne Ulrich
	Name: Title:	Anne Ulrich Vice President

By:	/s/ P. J. van Tulder
	Name: Title:	P. J. van Tulder Group Head

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:
Name: Title:

CITY NATIONAL BANK

By:	/s/ Steve Sloan
	Name: Title:	Steve Sloan Senior Vice President

RZB FINANCE LLC

By:	/s/ John A. Valiska
	Name: Title:	John A. Valiska Group Vice President

By:	/s/ Christoph Hoedl
	Name: Title:	Christoph Hoedl Vice President

BANK OF THE WEST

By:	/s/ Chuck Weerasooriya
	Name: Title:	Chuck Weerasooriya Vice President

PREFERRED BANK

By:	/s/ Walt Duchanin
	Name: Title:	Walt Duchanin Executive Vice President

BANK LEUMI USA

By:	/s/ Jacques Delvoye
	Name: Title:	Jacques Delvoye Vice President

ANNEX A

SALE ASSETS

1.	266 E. Huntington Drive, Monrovia, CA 91016 (ID# 314) - Price $2,600,000

2.	20410 Susana Road, Long BeachCarson, CA 90810 (ID# 369) – Price $2,100,000

3.	6201 Alameda Street, Huntington Park, CA 90001 (ID# 479) – Price $2,400,000

4.	1575 Centinela Avenue, Inglewood, CA 90302 (ID# 457) – Price $2,300,000

5.	2720 Beverly Boulevard, Los Angeles, CA 90057 (ID# 459) – Price $2,800,000

6.	14490 Newhope Street, Moreno Valley, CA 92553 (ID# 475) – Price $2,100,000

Total Price for All Six Properties: $14,300,000